Exhibit 99.1

Great Elm Group Announces Strategic Partnership with Kennedy Lewis Investment Management

- Purchases 4.9% of Great Elm Group’s Common Stock; $150 Million Debt Investment in Monomoy Properties REIT to Accelerate Industrial Real Estate Platform Expansion –

- Company to Host Conference Call at 8:30 a.m. ET on August 1, 2025 -

Transaction Highlights:

•	Certain funds affiliated with Kennedy Lewis Investment Management LLC (“KLIM”) purchase 4.9% of Great Elm Group, Inc’s (“GEG”) outstanding common stock at market price, approximately $2.11 per share.

•	$150 million of term loans in total strategic financing for Monomoy Properties REIT, LLC (“Monomoy REIT”) from KLIM to catalyze growth across the Monomoy industrial real estate platform recently consolidated under Great Elm Real Estate Ventures, LLC (“Real Estate Ventures”)

•	KLIM appoints board representatives at both GEG and Monomoy REIT, underscoring its commitment to a long-term partnership

Palm Beach Gardens, FL – July 31, 2025  — Great Elm Group, Inc. (“we,” “us,” “our,” “GEG” or “Great Elm,”)  (NASDAQ: GEG), a publicly traded alternative asset manager, today announced a transformational strategic partnership with KLIM, an institutional alternative investment firm focused on opportunistic credit strategies including real estate with over $30 billion in assets under management. This partnership delivers up to $150 million in leverageable capital to support continued growth across Great Elm’s real estate platform, which includes Monomoy REIT, Monomoy CRE (MCRE), Monomoy Construction Services (MCS), and Monomoy BTS (MBTS) (together “Monomoy”).  Monomoy offers a full-service suite of project management, procurement, construction management, asset management, market analysis and feasibility services for its industrial real estate tenants.

Under the terms of the transaction, KLIM is providing an initial $100 million term loan to Monomoy REIT, and the option for an additional $50 million in future capital. Additionally, KLIM is purchasing 4.9% of GEG’s common stock at market price, approximately $2.11 a share, and will hold an initial 15% profits interest (which may be increased to 20% under certain circumstances) in the newly formed Great Elm Real Estate Ventures, LLC, which consolidates GEG’s real estate subsidiaries: MCRE, MCS, and MBTS.

“KLIM’s investment strengthens our position as a full-spectrum real estate enterprise,” said Jason Reese, Chief Executive Officer of Great Elm. “Their deep sector expertise, alignment with our long-term vision, and capital commitment empower us to deliver superior value to Monomoy’s tenants and clients as well as our shareholders.”

KLIM is also appointing a board representative at each of Great Elm and Monomoy REIT, underscoring its role as a long-term partner.

“We are excited to partner with Great Elm and support the continued expansion of its industrial real estate platform,” said David Chene, Co-Founder of KLIM. “The integrated strategy being executed through Monomoy is exactly the kind of scalable, opportunity-rich platform we seek to support. We look forward to working closely with the leadership team to unlock the full potential of this business.”

About the Monomoy Platform

Monomoy Properties REIT, LLC (REIT) is a private real estate investment trust with approximately $400 million of diversified net leased IOS assets.  Backed by disciplined investment principles and a long-term view, the REIT provides investors with exposure to mission-critical facilities occupied by high-quality tenants.  The REIT offers investors returns through dividends and long-term capital appreciation.

Great Elm Real Estate Ventures (Real Estate Ventures), a newly created entity comprised of wholly owned subsidiaries of GEG, brings together a vertically integrated group of real estate-focused businesses, each playing a strategic role in delivering best-in-class industrial outdoor storage (IOS) properties across the United States.  The wholly owned subsidiaries of GEG include the following:

Monomoy CRE, LLC (MCRE) serves as the real estate asset manager at the core of the Monomoy platform. MCRE is responsible for executing Monomoy Properties REIT’s day-to-day investment strategy while also sourcing and identifying prime IOS real estate opportunities for development by BTS. With deep market expertise and a proactive approach, MCRE ensures seamless coordination across acquisition, development, and asset management functions.

Monomoy BTS Corp. (BTS) focuses on acquiring land and developing custom-built IOS properties tailored to tenant needs. Each project is executed with precision, supporting business growth and operational efficiency for its clients.

Monomoy Construction Services, LLC (MCS) offers full-service procurement and construction management. MCS serves the REIT, BTS, and select third-party clients, ensuring consistent delivery, quality, cost control, and timely execution.

Together, these entities create a powerful, end-to-end real estate platform that combines deep market insight, professional asset management services investment expertise, and turnkey execution capabilities to generate long-term value for tenants and investors alike.

Transforming Into a Full-Service Real Estate Platform

This capital injection represents a major milestone in the continued growth and ongoing evolution of Great Elm’s real estate business.  This structure enables Great Elm Real Estate Ventures to serve its tenants as a comprehensive, value-added real estate partner, enhancing delivery of real estate solutions from acquisition through development and management.

Strategic and Financial Impact

The KLIM financing substantially improves Monomoy REIT’s cost of capital and allows for the refinancing of existing convertible debt and repayment of key credit facilities. The capital will also be used to fund new acquisitions and further scale Monomoy’s operations.

Great Elm Real Estate Ventures Conference Call & Webcast Information

When:	Friday, August 1, 2025, 8:30 a.m. Eastern Time (ET)

Call:  All interested parties are invited to participate in the conference call by dialing +1 (877) 407-0752; international callers should dial +1 (201) 389-0912. Participants should enter the Conference ID 13755229 if asked.

Webcast: The conference call will be webcast simultaneously and can be accessed here. A copy of the slide presentation accompanying the conference call, can be found here.

About Kennedy Lewis Investment Management, LLC

Kennedy Lewis is a credit focused alternative investment manager founded in 2017 by David K. Chene and Darren L. Richman with over $30 billion under management.  The firm and its affiliates manage private funds, a publicly traded REIT focused on landbanking (Millrose Properties, Inc.), a non-exchange traded business development company (Kennedy Lewis Capital Company), and collateralized loan obligations (Generate Advisors, LLC).

About Great Elm Group, Inc.

Great Elm Group, Inc. (NASDAQ: GEG) is an alternative asset manager focused on building a scalable and diversified portfolio of long-duration and permanent capital vehicles across credit, real estate, specialty finance, and other alternative strategies. GEG manages Great Elm Capital Corp. (NASDAQ: GECC), a publicly-traded business development company, Monomoy Properties REIT, LLC, an industrial outdoor storage-focused real estate investment trust along with its growing real estate services platform through Monomoy CRE, MBTS, and MCS. Learn more at www.greatelmgroup.com.

About Great Elm Real Estate Ventures

Great Elm Real Estate Ventures, a wholly owned subsidiary of GEG, consolidates the Monomoy real estate platform comprised of Monomoy CRE, LLC (MCRE), Monomoy Construction Services, LLC (MCS), and Monomoy BTS Corp (MBTS).  Great Elm Real Estate Ventures operates as a full-service industrial outdoor space (IOS) enterprise that provides solutions for our tenants through property management, real estate investments, construction and development.  Through the Monomoy platform, Real Estate Ventures invests in build-to-suit and existing Class A, B, and C single-tenant industrial properties across the US, focusing on equipment rental, building supply, materials, manufacturing, warehousing, distribution, and logistics, while specifically targeting critical markets with economic growth.

Cautionary Statement Regarding Forward-Looking Statements

Statements in this press release that are “forward-looking” statements, including statements regarding expected benefits from the transaction, growth, profitability, acquisition opportunities involve risks and uncertainties that may individually or collectively impact the matters described herein. Investors are cautioned not to place undue reliance on any such forward-looking statements, which speak only as of the date they are made and represent GEG’s assumptions and expectations in light of currently available information. These statements involve risks, variables and uncertainties, and GEG’s actual performance results may differ from those projected, and any such differences may be material. For information on certain factors that could cause actual events or results to differ materially from GEG’s expectations, please see GEG’s filings with the Securities and Exchange Commission (“SEC”), including its most recent annual report on Form 10-K and subsequent reports on Forms 10-Q and 8-K. Additional information relating to GEG’s financial position and results of operations is also contained in GEG’s annual and quarterly reports filed with the SEC and available for download at its website www.greatelmgroup.com or at the SEC website www.sec.gov.

This press release does not constitute an offer of any securities for sale.

Media & Investor Contact:
Investor Relations
geginvestorrelations@greatelm.com